Exhibit 3.3

INDUSTRIAL LOGISTICS REALTY TRUST INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of Industrial Logistics Realty Trust Inc., a Maryland corporation (the “Corporation”), is hereby amended by deleting existing Article II in its entirety and substituting in lieu thereof a new article to read as follows:

ARTICLE II

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

Black Creek Industrial REIT IV Inc.

.

SECOND: The charter of the Corporation is hereby further amended to change the designation of the Corporation’s Class A Common Shares, $0.01 par value per share, to Class I Common Shares, $0.01 par value per share. All references in the Charter to “Class A Common Shares” are hereby changed to “Class I Common Shares” and all references in the Charter to “Net Asset Value Per Class A Common Share” are hereby changed to “Net Asset Value Per Class I Common Share.”

THIRD: The amendments to the charter of the Corporation as set forth above have been duly approved by at least a majority of the entire Board of Directors as required by law. The amendments set forth herein are made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) and (2) of the Maryland General Corporation Law.

FOURTH: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 18th day of May, 2017.

ATTEST:	INDUSTRIAL LOGISTICS REALTY TRUST INC.

/s/ Joshua J. Widoff	By:	/s/ Dwight L. Merriman III	(SEAL)
Name: Joshua J. Widoff		Name: Dwight L. Merriman III
Title: Secretary		Title: Chief Executive Officer